                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549

                            --------------------

                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                                 DESIGNATED TO
                                 ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2) ____________

                            --------------------

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)


NEW YORK                                                   13-4941247
(Jurisdiction of Incorporation or                          (I.R.S. Employer
organization if not a U.S. national bank)                  Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                         10006
(Address of principal                                      (Zip Code)
executive offices)


                            --------------------

                           EINSTEIN/NOAH BAGEL CORP.
              (Exact name of obligor as specified in its charter)


DELAWARE                                                   84-1294908
(State or other jurisdiction of                            (I.R.S. employer
Incorporation or organization)                             Identification no.)


14123 DENVER WEST PARKWAY
GOLDEN, COLORADO                                           80401-4086
(Address of principal executive offices)                   (Zip Code)



              7 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2004
                      (Title of the indenture securities)

ITEM   1.        GENERAL INFORMATION.

                 Furnish the following information as to the trustee.

                 (a) Name and address of each examining or supervising authority to which it is subject.

                 NAME                                        ADDRESS
                 ----                                        -------
                 Federal Reserve Bank (2nd District)         New York, NY
                 Federal Deposit Insurance Corporation       Washington, D.C.
                 New York State Banking Department           Albany, NY

                 (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

ITEM   2.        AFFILIATIONS WITH OBLIGOR.

                 If the obligor is an affiliate of the Trustee, describe each such affiliation.

                 None.

ITEM   3. -15.   NOT APPLICABLE

ITEM  16.        LIST OF EXHIBITS.

                 EXHIBIT 1 -     Restated Organization Certificate of Bankers
                                 Trust Company dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 -
                                 Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No.
                                 33-65171, and Certificate of Amendment of the Organization Certificate of Bankers Trust
                                 Company dated March 20, 1996, copy attached.

                 EXHIBIT 2 -     Certificate of Authority to commence
                                 business - Incorporated herein by reference to
                                 Exhibit 2 filed with Form T-1 Statement,
                                 Registration No. 33- 21047.


                 EXHIBIT 3 -     Authorization of the Trustee to exercise
                                 corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1
                                 Statement, Registration No. 33-21047.

                 EXHIBIT 4 -     Existing By-Laws of Bankers Trust Company, as
                                 amended on February 18, 1997, Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No.
                                 333-24509-01.

                 EXHIBIT 5 -     Not applicable.

                 EXHIBIT 6 -     Consent of Bankers Trust Company required by
                                 Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

                 EXHIBIT 7 -     A copy of the latest report of condition of
                                 Bankers Trust Company dated as of March 31,
                                 1997, copy attached.

                 EXHIBIT 8 -     Not Applicable.

                 EXHIBIT 9 -     Not Applicable.

                                   SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 6th day of June, 1997.




                                        BANKERS TRUST COMPANY



                                        By:  /s/ Susan Johnson
                                             -------------------------
                                             Susan Johnson
                                             Assistant Vice President

Legal Title of Bank:      Bankers Trust Company             Call Date:   3/31/97           ST-BK:36-4840             FFIEC 031
Address:                  130 Liberty Street                Vendor ID: D                   CERT:  00623              Page RC-1
City, State    ZIP:       New York, NY  10006                                                                        11
FDIC Certificate No.:     |  0 |  0 |  6 |  2 |  3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS MARCH 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                       --------
                                                                                                                       |  C400 |
                                                                                                       -------------------------
                                                                        Dollar Amounts in Thousands     |  RCFD    Bil Mil Thou|
-------------------------------------------------------------------------------------------------------------------------------|
                                                                                                                               |
ASSETS                                                                                                  |  / / / / / /         |
                                                                                                        |                      |
  1.   Cash and balances due from depository institutions (from Schedule RC-A)                          |  / / / / / /         |
         a.   Noninterest-bearing balances and currency and coin(1) .................................   |   0081      1,589,000|1.a.
         b.   Interest-bearing balances(2) ..........................................................   |   0071      2,734,000|1.b.
  2.   Securities:                                                                                      |  / / / / / /         |
         a.   Held-to-maturity securities (from Schedule RC-B, column A) ............................   |   1754              0|2.a.
         b.   Available-for-sale securities (from Schedule RC-B, column D)...........................   |   1773      4,433,000|2.b.
  3.   Federal funds sold and securities purchased under agreements to resell                           |   1350     26,490,000|3
  4.   Loans and lease financing receivables:                                                           |  / / / / / /         |
        a.   Loans and leases, net of unearned income (from Schedule RC-C)   RCFD  2122    15,941,000   |  / / / / / /         |4.a.
        b.   LESS:   Allowance for loan and lease losses.....................RCFD  3123       708,000   |  / / / / / /         |4.b.
        c.   LESS:   Allocated transfer risk reserve ........................RCFD  3128             0   |  / / / / / /         |4.c.
        d.   Loans and leases, net of unearned income,                                                  |  / / / / / /         |
             allowance, and reserve (item 4.a minus 4.b and 4.c) .....................................  |   2125     15,233,000|4.d.
  5.   Assets held in trading accounts ...............................................................  |   3545     38,115,000|5.
  6.   Premises and fixed assets (including capitalized leases) ......................................  |   2145        924,000|6.
  7.   Other real estate owned (from Schedule RC-M) ..................................................  |   2150        188,000|7.
  8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)         |   2130        175,000|8.
  9.   Customers' liability to this bank on acceptances outstanding ..................................  |   2155        618,000|9.
 10.   Intangible assets (from Schedule RC-M) ........................................................  |   2143         17,000|10.
 11.   Other assets (from Schedule RC-F) .............................................................  |   2160      4,424,000|11.
 12.   Total assets (sum of items 1 through 11) ......................................................  |   2170     94,940,000|12.
                                                                                                        ------------------------



--------------------

(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:      Bankers Trust Company             Call Date:   3/31/97           ST-BK:36-4840             FFIEC 031
Address:                  130 Liberty Street                Vendor ID: D                   CERT:  00623              Page RC-1
City, State    ZIP:       New York, NY  10006                                                                        12
FDIC Certificate No.:     |  0 |  0 |  6 |  2 |  3

SCHEDULE RC--CONTINUED

                                                                                                 --------------------------
                                                                      Dollar Amounts in Thousands| / / / /  Bil Mil Thou   |
----------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                      |  / / / / / / /          |
                                                                                                 |                         |
13.  Deposits:                                                                                   |  / / / / / / /          |
                                                                                                 |                         |
       a.   In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)    | RCON 2200    14,450,000 |13.a.
       (1)   Noninterest-bearing(1) ...................RCON 6631          2,917,000............  |  / / / / / / /          |13.a.(1)
       (2)  Interest-bearing ..........................RCON 6636         11,533,000............  |  / / / / / / /          |13.a.(2)
       b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E    |  / / / / / / /          |
       part II)                                                                                  | RCFN 2200    23,456,000 |13.b.
                                                                                                 |                         |
       (1)   Noninterest-bearing ......................RCFN 6631          1,062,000              |  / / / / / / /          |13.b.(1)
       (2)   Interest-bearing .........................RCFN 6636         22,394,000              |  / / / / / / /          |13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase                  | RCFD 2800    15,195,000 |14
15.    a.   Demand notes issued to the U.S. Treasury ..........................................  | RCON 2840             0 |15.a.
       b.   Trading liabilities (from Schedule RC-D)...........................................  | RCFD 3548    18,911,000 |15.b.
16.  Other borrowed money: (includes mortgage indebtedness nd obligations under                  |  / / / / / / /          |
       capitalized leases):                                                                      |  / / / / / / /          |
       a.   With original maturity of one year or less ........................................  | RCFD 2332     7,701,000 |16.a.
       b.   With original maturity of more than one year ......................................  | RCFD 2333     4,438,000 |16.b.
17.  Not applicable                                        ....................................  |                         |17.
18.  Bank's liability on acceptances executed and outstanding .................................  | RCFD 2920       618,000 |18.
19.  Subordinated notes and debentures ........................................................  | RCFD 3200     1,226,000 |19.
20.  Other liabilities (from Schedule RC-G) ...................................................  | RCFD 2930     3,971,000 |20.
21.  Total liabilities (sum of items 13 through 20) ...........................................  | RCFD 2948    89,966,000 |21.
                                                                                                 |  / / / / / / /          |
                                                                                                 |                         |
22.  Not applicable                                                                              |                         |22.
                                                                                                 |                         |
EQUITY CAPITAL                                                                                   |  / / / / / / /          |
                                                                                                 |                         |
23.  Perpetual preferred stock and related surplus ............................................  | RCFD 3838       600,000 |23.
24.  Common stock .............................................................................  | RCFD 3230     1,002,000 |24.
25.  Surplus (exclude all surplus related to preferred stock) .................................  | RCFD 3839       540,000 |25.
26.  a.   Undivided profits and capital reserves ..............................................  | RCFD 3632     3,241,000 |26.a.
     b.   Net unrealized holding gains (losses) on available-for-sale securities ..............  | RCFD 8434       (31,000)|26.b.
27.  Cumulative foreign currency translation adjustments ......................................  | RCFD 3284      (378,000)|27.
28.  Total equity capital (sum of items 23 through 27) ........................................  | RCFD 3210     4,974,000 |28.
29.  Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22,   |  / / / / / / /          |
       and 28) ................................................................................  | RCFD 3300    94,940,000 |29.
                                                                                                 ---------------------------

Memorandum
To be  reported only with the March Report of Condition.
   1.    Indicate in the box at the right the number of the statement below that best describes the
         most comprehensive level of auditing work performed for the bank by independent external                  Number
                                                                                                               -------------
         auditors as of any date during 1996 ....................................................|  RCFD     6724        1 |M.1
                                                                                                  --------------------------


1  =   Independent audit of the bank conducted in accordance          4  =  Directors' examination of the bank performed by other
       with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
       public accounting firm which submits a report on the bank            authority)
2  =   Independent audit of the bank's parent holding company         5  =  Review of the bank's financial statements by external
       conducted in accordance with generally accepted auditing             auditors
       standards by a certified public accounting firm which          6  =  Compilation of the bank's financial statements by
       submits a report on the consolidated holding company                 external auditors
       (but not on the bank separately)                               7  =  Other audit procedures (excluding tax preparation work)
3  =   Directors' examination of the bank conducted in                8  =  No external audit work
       accordance with generally accepted auditing standards
       by a certified public accounting firm (may be required by
       state chartering authority)

--------------------

(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                               State of New York,

                               Banking Department



         I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER
SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New
York, this   21ST    day of    MARCH in the Year of our Lord one thousand nine
hundred and NINETY-SIX.




                                                        Peter M. Philbin
                                                 -------------------------------
                                                 Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                        ------------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1.   The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty- Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.



                                                    James T. Byrne, Jr.
                                            -----------------------------------
                                                    James T. Byrne, Jr.
                                                    Managing Director


                                                    Lea Lahtinen
                                            -----------------------------------
                                                    Lea Lahtinen
                                                    Assistant Secretary


State of New York                 )
                                  )  ss:
County of New York                )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.



                                                    Lea Lahtinen
                                            ----------------------------------
                                                    Lea Lahtinen


Sworn to before me this 20th day
of March, 1996.



         Sandra L. West
------------------------------
         Notary Public


           SANDRA L. WEST                        Counterpart filed in the
   Notary Public State of New York               Office of the Superintendent of
           No. 31-4942101                        Banks, State of New York,
    Qualified in New York County                 This 21st day of March, 1996
  Commission Expires September 19,
                1996